EXHIBIT 99.1

CONTACTS:

Dennis Braun, Chief Financial Officer
Phone:     ++41 1 944 3345
Fax:       ++41 1 944 2470

Mary T. Finnegan, Treasurer / Investor Relations
Phone:     ++1 614 438 4748
Fax:       ++1 614 438 4646

                 METTLER-TOLEDO INTERNATIONAL INC. REPORTS
                         FIRST QUARTER 2004 RESULTS

                        - - STRONG GROWTH IN EPS - -
                   - - EXCELLENT CASH FLOW GENERATION - -

GREIFENSEE, Switzerland and COLUMBUS, Ohio, USA - April 29, 2004 - Mettler-Toledo International Inc. (NYSE: MTD) today announced net earnings of $18.6 million, or $0.41 per share on a diluted basis, for the quarter ended March 31, 2004. Net earnings per share in the first quarter of 2003 were $0.29, which included an $0.08 charge related to the closure of the Company's French manufacturing facility.

Sales for the quarter were $318.7 million, compared with $291.8 million in 2003. This represents a 9% increase, which comprises a 2% growth in local currency sales and an incremental 7% benefit from currency. Adjusted operating income amounted to $32.8 million in the quarter. In the prior year, adjusted operating income was $24.9 million, which included a $5.4 million charge related to closing the French manufacturing facility mentioned above.

Robert F. Spoerry, Chairman, President and Chief Executive Officer, stated, "Local currency sales continued to demonstrate positive momentum for the second quarter in a row, driven by our laboratory and retail businesses and strong growth in Asia. Our operating profit increased solidly over the prior year, due in part to the cost-restructuring actions of the last two years. In addition, our free cash flow reached $26.0 million. Even after taking into account the timing of certain tax and interest payments, our free cash flow was more than twice the level of the prior year."

Spoerry continued, "Our product launches, including our new analytical and precision balances and related instrument-control software, are receiving strong customer acceptance. To continue to capitalize on our growth potential, we have appointed Olivier Filliol as leader of global sales, service and marketing. This change is aimed at further improving our customer orientation by developing and implementing new global marketing strategies." He added that Filliol joined the Company in 1998 and progressed through key assignments across the organization. Among others, he successfully led the Company's new market management initiatives.

Spoerry concluded, "Expected improvements in our customers' spending patterns are gradually materializing and we remain cautiously optimistic for the remainder of the year. The European economy seems to have stabilized while Asia continues to be strong and the Americas are improving."

For the three months ended March 31, 2004, the Company reported consistent local currency sales in the Americas, sales decline of 2% in Europe and sales growth of 18% in Asia and the Rest of World.

The Company has reconciled adjusted operating income and free cash flow to the most comparable U.S. GAAP measures in the attached schedules.

The Company will host a conference call to discuss its first quarter results today (Thursday, April 29) at 5:00 p.m. Eastern Time. To hear a live webcast or replay of the call, visit the investor relations page on the Company's website at www.mt.com.

METTLER TOLEDO is a leading global supplier of precision instruments and services. The Company is the world's largest manufacturer and marketer of weighing instruments for use in laboratory, industrial and food retailing applications. The Company also holds top-three market positions in several related analytical instruments and is a leading provider of automated chemistry systems used in drug and chemical compound discovery and development. In addition, the Company is the world's largest manufacturer and marketer of metal detection and other end-of-line inspection systems used in production and packaging and holds a leading position in certain process analytics applications. Additional information about METTLER TOLEDO can be found on the World Wide Web at "www.mt.com."

Statements in this discussion which are not historical facts may be considered "forward-looking statements" that involve risks and uncertainties. For a discussion of these risks and uncertainties, which could cause actual events or results to differ from those contained in the forward-looking statements, see Exhibit 99.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

                          METTLER-TOLEDO INTERNATIONAL INC.
                          COMPARATIVE FINANCIAL INFORMATION
                       (AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)
                                 THREE months ended      THREE months ended
                                     March 31, 2004          March 31, 2003
                                        (unaudited)    %        (unaudited)     %

Net sales                                 $ 318,709  100.0 (a)    $ 291,808   100.0
Cost of sales                               168,433   52.8          158,150    54.2
                                          ---------  -----        ---------   -----
  Gross profit                              150,276   47.2          133,658    45.8

Research and development                     20,655    6.5           18,470     6.3
Selling, general and administrative          96,809   30.4           84,805    29.1
Restructuring charge                              -      -            5,444     1.9 (b)(c)
                                          ---------  -----        ---------   -----
  Adjusted operating income                  32,812   10.3           24,939     8.5

Amortization                                  2,808    0.9            2,827     1.0
Interest expense                              3,466    1.1            3,905     1.3
Other charges (income), net                     (64)  (0.0)            (269)   (0.1)
                                          ---------  -----        ---------   -----
  Earnings before taxes                      26,602    8.3           18,476     6.3

Provision for taxes                           7,980    2.5            5,541     1.9
                                          ---------  -----        ---------   -----
  Net earnings                            $  18,622    5.8        $  12,935     4.4
                                          =========  =====        =========   =====
Diluted per share amounts:

  Net earnings                            $    0.41               $    0.29(d)
  Weighted average number
    of common shares                     45,836,934              45,288,823




Notes:

(a) Local currency sales increased 2% as compared to the same period in 2003.

(b) Relates to the final union settlement on the facility closure in France. As described in Note 15 in the Company's Annual Report on Form 10-K for the year ended December 31, 2003, in accordance with U.S. GAAP, the Company accrued the minimum contractual payment required by French law in the restructuring charge taken in the second quarter of 2002.

(c) In the Consolidated Statements of Operations, the restructuring charge is included in Other charges (income), net.

(d) Includes the impact of $0.08 from the restructuring charge, net of tax benefit.


                         METTLER-TOLEDO INTERNATIONAL INC.
                       CONSOLIDATED STATEMENTS OF OPERATIONS
                      (AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)
                                                AS REPORTED          AS REPORTED
                                                -----------          -----------
                                         THREE months ended   THREE months ended
                                             March 31, 2004       March 31, 2003
                                                (unaudited)          (unaudited)

Net sales                                         $ 318,709            $ 291,808
Cost of sales                                       168,433              158,150
                                                  ---------            ---------
    Gross profit                                    150,276              133,658

Research and development                             20,655               18,470
Selling, general and administrative                  96,809               84,805
Amortization                                          2,808                2,827
Interest expense                                      3,466                3,905
Other charges (income), net                             (64)               5,175 (a)
                                                  ---------            ---------
    Earnings before taxes                            26,602               18,476

Provision for taxes                                   7,980                5,541 (b)
                                                  ---------            ---------
    Net earnings                                  $  18,622            $  12,935
                                                  =========            =========

Basic earnings per common share:

    Net earnings                                  $    0.42           $    0.29
    Weighted average number of
      common shares                              44,557,443          44,393,312

Diluted earnings per common share:

    Net earnings                                  $    0.41           $    0.29
    Weighted average number of
      common shares                              45,836,934          45,288,823



(a) Includes a restructuring charge of $5,444 ($3,811 after tax) related to the final union settlement on the facility closure in France. As described in Note 15 in the Company's Annual Report on Form 10-K for the year ended December 31, 2003, in accordance with U.S. GAAP, the Company accrued the minimum contractual payment required by French law in the restructuring charge taken in the second quarter of 2002.

(b)  Includes a tax benefit of $1,633 in respect of (a) above.



                         METTLER-TOLEDO INTERNATIONAL INC.
                       CONDENSED CONSOLIDATED BALANCE SHEETS
                               (AMOUNTS IN THOUSANDS)
                                                            March 31,      December 31,
                                                                 2004              2003
                                                          (unaudited)

Cash and cash equivalents                                 $    44,768       $    45,116
Accounts receivable, net                                      239,321           249,353
Inventories, net                                              153,924           151,764
Other current assets                                           64,058            59,304
                                                          -----------       -----------
      Total current assets                                    502,071           505,537

Property, plant and equipment, net                            223,685           231,512
Goodwill and other intangibles                                548,657           548,814
Other non-current assets                                       99,836           101,413
                                                          -----------       -----------
      Total assets                                        $ 1,374,249       $ 1,387,276
                                                          ===========       ===========

Short-term debt                                           $    18,873       $    18,277
Accounts payable                                               64,472            68,243
Accrued and other current liabilities                         247,774           241,389
                                                          -----------       -----------
      Total current liabilities                               331,119           327,909

Long-term debt                                                211,425           223,239
Other non-current liabilities                                 179,200           182,132
                                                          -----------       -----------
      Total liabilities                                       721,744           733,280

Shareholders' equity                                          652,505           653,996
                                                          -----------       -----------
      Total liabilities and shareholders' equity          $ 1,374,249       $ 1,387,276
                                                          ===========       ===========



                     METTLER-TOLEDO INTERNATIONAL INC.
              CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                           (AMOUNTS IN THOUSANDS)


CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                  THREE months ended    THREE months ended
                                                      March 31, 2004        March 31, 2003
                                                         (unaudited)           (unaudited)

Cash flow from operating activities:
   Net earnings                                            $  18,622             $  12,935
   Adjustments to reconcile net earnings to
     net cash provided by operating activities:
      Depreciation                                             6,473                 6,302
      Amortization                                             2,808                 2,827
      Other                                                      333                   196
      Increase (decrease) in cash resulting
      from changes in operating assets and liabilities         1,187               (13,589)
                                                           ---------             ---------
         Net cash provided by operating activities            29,423                 8,671
                                                           ---------             ---------
Cash flows from investing activities:
   Proceeds from sale of property, plant and equipment           363                    95
   Purchase of property, plant and equipment                  (5,869)               (4,737)
   Acquisitions                                                    -                  (197)
                                                           ---------             ---------
         Net cash used in investing activities                (5,506)               (4,839)
                                                           ---------             ---------
Cash flows from financing activities:
   Proceeds from borrowings                                   31,980                21,024
   Repayments of borrowings                                  (41,494)              (24,426)
   Proceeds from options exercised                             1,758                   159
   Repurchases of common stock                               (16,591)                    -
                                                           ---------             ---------
         Net cash used in financing activities               (24,347)               (3,243)
                                                           ---------             ---------
Effect of exchange rate changes on cash and
   cash equivalents                                               82                     5
                                                           ---------             ---------
Net increase (decrease) in cash and cash equivalents            (348)                  594

Cash and cash equivalents:
   Beginning of period                                        45,116                31,427
                                                           ---------             ---------
   End of period                                           $  44,768             $  32,021
                                                           =========             =========

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

Net cash provided by operating activities                  $  29,423             $   8,671
   Payments in respect of restructuring activities             2,036                 2,314
   Proceeds from sale of property, plant and equipment           363                    95
   Purchase of property, plant and equipment                  (5,869)               (4,737)
   Other                                                           -                    19
                                                           ---------             ---------
        Free cash flow                                     $  25,953             $   6,362
                                                           =========             =========


                     METTLER-TOLEDO INTERNATIONAL INC.
                         OTHER OPERATING STATISTICS

LOCAL CURRENCY SALES GROWTH BY DESTINATION


                                         3 months ended March 31, 2004
                                   -------------------------------------------
                                     Europe    Americas   Asia/RoW    Total

Local currency sales growth            -2%        0%        18%        2%